UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 31, 2006

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Canada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acceleration of Vesting

The Compensation Committee of Sport Chalet, Inc. (the "Company"), after consultation with the Audit Committee, has approved the acceleration of the vesting of options (collectively, the "Options") to purchase an aggregate of 209,514 shares of Class A Common Stock and 29,931 shares of Class B Common Stock granted under the Company's 1992 Incentive Award Plan and 2004 Equity Incentive Plan (the "Incentive Plans") prior to October 1, 2005 to seven executive officers and two additional key employees of the Company. The exercise prices of the Options range between $3.62 and $8.15 per share, and the weighted average exercise price per share is $7.18. The closing sales prices of the Class A Common Stock and the Class B Common Stock on March 31, 2006 were $7.49 and $7.82, respectively, as reported by the Nasdaq Stock Market.

The vesting of options to purchase an additional 74,750 shares of Class A Common Stock and 8,750 shares of Class B Common Stock held by 62 officers, directors and employees was not accelerated and remains subject to time-based vesting.

The terms and conditions of the Options after acceleration will be the same as the terms and conditions of the Options before acceleration, except that:
  the Options will be immediately exercisable; and
  transfer of the shares of common stock issued upon exercise of the Options will be subject to certain restrictions on transfer as described below.
Acceleration of vesting was conditioned on the optionholder entering into a lock-up agreement (the "Lock-Up") providing that he or she will not, subject to limited exceptions, sell, transfer or otherwise dispose of any shares acquired upon exercise of the accelerated portion of the Option before that portion of the Option otherwise would have vested under the terms of the applicable Incentive Plan and award agreement. The foregoing summary of the Lock-Up is qualified in its entirety by reference to the text of the Lock-Up, the form of which is filed as Exhibit 99.1 to this report.

The purpose of accelerating the vesting of the Options is to reduce the non-cash compensation expense that the Company otherwise would be required to recognize in future financial statements with respect to the Options upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"). Currently, the Company accounts for options using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and provides footnote disclosure of the compensation expense associated with stock options. SFAS 123R will generally require that all share-based payments to employees, including grants of stock options, be recognized as compensation expense in the Company's consolidated financial statements based on their fair values. SFAS 123R became effective for the Company on April 1, 2006. As a result of accelerating the vesting of the Options, the Company estimates that expense recorded under APB 25 will not be material nor will compensation expense be required under SFAS 123R with respect to the Options in the future. The Company estimates that future operating expenses over the next five fiscal years commencing April 1, 2006 will be reduced by an aggregate of less than $1 million (pretax). The acceleration of the vesting of the Options will allow the Company time to analyze how other companies use options as compensation and better understand the long term impact on operating expense of future grants.

The following table sets forth the number of shares subject to the Options and the exercise price and the date of grant of the Options for each of the Company's executive officers.

Name & Title	Class A		Class B
	Number of Shares	Average Exercise Price	Number of Shares	Average Exercise Price
Craig L. Levra, Chairman of the Board, President and Chief Executive Officer (1)	—	—	—	—
Howard K. Kaminsky, Executive Vice President - Finance and Chief Financial Officer (2)	—	—	—	—
Dennis D. Trausch, Executive Vice President - Growth and Development	38,791	$7.20	5,541	$7.20
Jeffrey A. Lichtenstein, Senior Vice President - Risk Management	38,971	7.20	5,541	7.20
Tim A. Anderson, Vice President - Retail Operations	38,971	7.20	5,541	7.20
Stephen J. Belardi, Vice President - Logistics	15,750	7.15	2,250	7.15
Jason J. Gauteraux, Vice President - Planning and Inventory Management	15,750	7.15	2,250	7.15
Theodore F. Jackson, Vice President - Information Technology	12,639	7.60	1,806	7.60
Linda J. Obermeyer, Vice President - Merchandising	15,750	7.15	2,250	7.15

__________________________

(1)	All options held by Mr. Levra currently are exercisable.

(2)
All options held by Mr. Kaminsky have been excluded from the acceleration of vesting. Mr. Kaminsky currently has unvested options to purchase 2,333 shares of Class A Common Stock and 333 shares of Class B Common Stock.

This report contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company's anticipated future compensation expense and compensation expense avoided. These forward-looking statements are based upon management's current expectations and beliefs and involve risks and uncertainties that may not prove to be accurate. Actual results may differ materially from those suggested by these forward-looking statements. The Company disclaims any obligation to update any forward-looking statements, which speak only as of the date made.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Form of letter agreement re acceleration of vesting of options, between Sport Chalet, Inc. and certain of its executive officers and key employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2006	SPORT CHALET, INC.

	By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky
Executive Vice President-Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)